Exhibit 99.1

NEWS RELEASE
Contact:	Neal A Fuller, EVP & CFO
AMERISAFE, Inc.
337-463-9052

AMERISAFE ANNOUNCES 2016 SECOND QUARTER RESULTS

Net Income Increases 16.2%

DeRidder, LA – July 28, 2016 - AMERISAFE, Inc. (Nasdaq: AMSF), a specialty provider of hazardous workers’ compensation insurance, today announced results for the second quarter ended June 30, 2016.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2016	2015	% Change	2016	2015	% Change
	(in thousands, except per share data)			(in thousands, except per share data)
Net premiums earned	$90,728	$95,569	-5.1%	$186,689	$190,356	-1.9%
Net investment income	6,201	6,890	-10.0%	12,245	13,723	-10.8%
Net realized gains (losses) on investments (pre-tax)	545	(2,617)	NM	793	(2,558)	NM
Net income	16,639	14,319	16.2%	40,896	29,449	38.9%
Diluted earnings per share	$0.87	$0.75	16.0%	$2.13	$1.54	38.3%
Operating net income	16,285	16,020	1.7%	40,381	31,112	29.8%
Operating earnings per share	$0.85	$0.84	1.2%	$2.11	$1.63	29.4%
Book value per share	$25.83	$24.87	3.9%	$25.83	$24.87	3.9%
Net combined ratio	80.4%	83.6%		75.5%	84.2%
Return on average equity	13.7%	12.3%		17.2%	12.8%

G. Janelle Frost, President and Chief Executive Officer, said, “The workers’ compensation market is increasingly competitive. Our industry was profitable in 2015 which has spurred interest for companies which previously de-emphasized workers’ compensation. AMERISAFE remains unwavering both in our disciplined underwriting focus on our market niche and in producing consistent, superior results. This quarter’s combined ratio of 80.4% is a result of that commitment.”

Insurance Results

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2016	2015	% Change	2016	2015	% Change
	(in thousands)			(in thousands)
Gross premiums written	$103,224	$106,022	-2.6%	$203,606	$206,811	-1.5%

Net premiums earned	90,728	95,569	-5.1%	186,689	190,356	-1.9%
Loss and loss adjustment expenses incurred	49,171	57,304	-14.2%	95,887	117,310	-18.3%
Underwriting and certain other operating costs, commissions, salaries and benefits	22,561	22,082	2.2%	42,695	42,452	0.6%
Policyholder dividends	1,216	438	NM	2,306	653	NM

Underwriting profit (pre-tax)	$17,780	$15,745	12.9%	$45,801	$29,941	53.0%

Insurance Ratios:
Current accident year loss ratio	67.9%	69.8%		67.9%	69.8%
Prior accident year loss ratio	-13.7%	-9.8%		-16.5%	-8.2%

Net loss ratio	54.2%	60.0%		51.4%	61.6%
Net underwriting expense ratio	24.9%	23.1%		22.9%	22.3%
Net dividend ratio	1.3%	0.5%		1.2%	0.3%

Net combined ratio	80.4%	83.6%		75.5%	84.2%

•	Gross premiums written in the quarter decreased by $2.8 million, or 2.6% due to lower payroll audits of $3.0 million, offset in part by positive premium growth for voluntary policies. Payroll audits and related premium adjustments increased premiums written by $1.5 million in the second quarter of 2016, compared with $4.5 million in the second quarter of 2015.

•	Voluntary premium for policies written during the quarter ended June 30, 2016 increased 1.1% compared with the second quarter of 2015.

•	The current accident year loss ratio for the second quarter was 67.9%, a decrease of 1.9 percentage points from 69.8% in the second quarter of 2015. During the quarter, the Company experienced favorable loss development for prior accident years which reduced loss and loss adjustment expenses by $12.4 million, mostly attributable to accident years 2014, 2013 and accident years 2009 and prior. These results reflect improved trends for both closing claims and claims severity and were driven by favorable case reserve development on claims that were closed during the quarter.

•	For the quarter ended June 30, 2016, the underwriting expense ratio was 24.9% compared to 23.1% in the same quarter in 2015. The increase in the quarter was due to lower earned premiums as well as higher bad debt and compensation expense compared with last year’s second quarter.

•	The effective tax rate for the quarter ended June 30, 2016 was 32.4% compared with 28.8% for the second quarter of 2015. The increase in the tax rate resulted from a higher proportion of underwriting income to tax-exempt income relative to the second quarter of 2015.

Investment Results

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2016	2015	% Change	2016	2015	% Change
	(in thousands)			(in thousands)
Net investment income	$6,201	$6,890	-10.0%	$12,245	$13,723	-10.8%
Net realized gains (losses) on investments (pre-tax)	545	(2,617)	NM	793	(2,558)	NM
Pre-tax investment yield	2.1%	2.4%		2.1%	2.5%
Tax-equivalent yield (1)	3.3%	3.6%		3.3%	3.6%

(1)	The tax equivalent yield is calculated using the effective interest rate and a 35% marginal tax rate.

•	Net investment income for the quarter ending June 30, 2016, declined 10.0% to $6.2 million from $6.9 million in the second quarter of 2015, largely due to the decline in value of an investment in a limited partnership hedge fund where the change in value is recorded in investment income each quarter.

•	As of June 30, 2016, the carrying and fair value of AMERISAFE’s investment portfolio, including cash and cash equivalents, was $1.2 billion.

Capital Management

The company paid a regular quarterly cash dividend of $0.18 per share on June 24, 2016. On July 26, 2016 the Company’s Board of Directors declared a quarterly cash dividend of $0.18 per share, payable on September 23, 2016 to shareholders of record as of September 9, 2016.

During the quarter, no shares were repurchased under the Company’s share repurchase plan.

Supplemental Information

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(in thousands, except share and per share data)
Net income	$16,639	$14,319	$40,896	$29,449
Less: Net realized gains (losses) on investments	545	(2,617)	793	(2,558)
Tax effect (1)	(191)	916	(278)	895

Operating net income (2)	$16,285	$16,020	$40,381	$31,112

Average shareholders’ equity (3)	$487,350	$467,226	$474,964	$459,883
Less: Average other comprehensive income	6,845	2,840	5,448	2,431

Average adjusted shareholders’ equity	$480,505	$464,386	$469,516	$457,452

Diluted weighted average common shares	19,184,984	19,080,065	19,178,893	19,069,949
Return on average equity (4)	13.7%	12.3%	17.2%	12.8%
Operating return on average adjusted equity (2)	13.6%	13.8%	17.2%	13.6%
Diluted earnings per share	$0.87	$0.75	$2.13	$1.54
Operating earnings per share (2)	$0.85	$0.84	$2.11	$1.63

(1)	The tax effect of net realized capital gains is calculated assuming an annual tax rate of 35%.
(2)	Operating net income, operating return on average adjusted equity and operating earnings per share are non-GAAP financial measures. Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these financial measures.
(3)	Average shareholders’ equity is calculated by taking the average of the beginning and ending shareholders’ equity.
(4)	Return on average equity is calculated by dividing the annualized net income by the average shareholders’ equity.

Conference Call Information

AMERISAFE has scheduled a conference call for Friday July 29, 2016, at 10:30 a.m. Eastern Time to discuss the results for the quarter, as well as the outlook for future periods. To participate in the conference call dial 877-225-7695 (Domestic) or 720-545-0027 (International) at least ten minutes before the call begins and ask for the AMERISAFE conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible through August 5, 2016. To access the replay, dial 855-859-2056 or 404-537-3406 and use the pass code 40448258#.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting http://www.amerisafe.com. To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call at http://www.amerisafe.com.

About AMERISAFE

AMERISAFE, Inc. is a specialty provider of workers’ compensation insurance focused on small to mid-sized employers engaged in hazardous industries, principally construction, trucking, manufacturing, agriculture and oil and gas. AMERISAFE actively markets workers’ compensation insurance in 27 states.

Forward Looking Statements

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” or similar words are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding AMERISAFE’s plans and performance. These statements are based on management’s estimates, assumptions and projections as of the date of this release and are not guarantees of future performance and include statements regarding management’s views and expectations of the workers’ compensation market, the Company’s growth opportunities, underwriting margins and actions by competitors. Actual results may differ materially from the results expressed or implied in these statements as the results of risks, uncertainties and other factors including the factors set forth in the Company’s filings with the Securities and Exchange Commission, including AMERISAFE’s Annual Report on Form 10-K for the year ended December 31, 2015. AMERISAFE cautions you not to place undue reliance on the forward-looking statements contained in this release. AMERISAFE does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

- Tables to follow -

AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Revenues:
Gross premiums written	$103,224	$106,022	$203,606	$206,811
Ceded premiums written	(2,550)	(2,549)	(5,101)	(5,085)

Net premiums written	$100,674	$103,473	$198,505	$201,726

Net premiums earned	$90,728	$95,569	$186,689	$190,356
Net investment income	6,201	6,890	12,245	13,723
Net realized gains (losses) on investments	545	(2,617)	793	(2,558)
Fee and other income	89	94	171	203

Total revenues	97,563	99,936	199,898	201,724

Expenses:
Loss and loss adjustment expenses incurred	49,171	57,304	95,887	117,310
Underwriting and other operating costs	22,561	22,082	42,695	42,452
Policyholder dividends	1,216	438	2,306	653

Total expenses	72,948	79,824	140,888	160,415

Income before taxes	24,615	20,112	59,010	41,309
Income tax expense	7,976	5,793	18,114	11,860

Net income	$16,639	$14,319	$40,896	$29,449

AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income (cont.)

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Basic EPS:
Net income	$16,639	$14,319	$40,896	$29,449

Basic weighted average common shares	19,096,718	18,917,229	19,077,328	18,882,693
Basic earnings per share	$0.87	$0.76	$2.14	$1.56
Diluted EPS:
Net income	$16,639	$14,319	$40,896	$29,449

Diluted weighted average common shares:
Weighted average common shares	19,096,718	18,917,229	19,077,328	18,882,693
Stock options and performance shares	88,266	162,836	101,565	187,256

Diluted weighted average common shares	19,184,984	19,080,065	19,178,893	19,069,949
Diluted earnings per share	$0.87	$0.75	$2.13	$1.54

AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2016	2015
	(unaudited)
Assets
Investments	$1,108,909	$1,045,152
Cash and cash equivalents	70,155	69,481
Amounts recoverable from reinsurers	94,256	91,077
Premiums receivable, net	208,235	185,364
Deferred income taxes	26,531	29,905
Deferred policy acquisition costs	20,675	20,412
Other assets	66,008	60,654

	$1,594,769	$1,502,045

Liabilities and Shareholders’ Equity
Liabilities:
Reserves for loss and loss adjustment expenses	$725,549	$718,033
Unearned premiums	179,800	167,983
Insurance-related assessments	36,478	32,329
Other liabilities	156,995	129,719
Shareholders’ equity	495,947	453,981

Total liabilities and shareholders’ equity	$1,594,769	$1,502,045

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